Exhibit 23.01



               Consent of Independent Certified Public Accountants



Board of Directors
I.C. Isaacs & Company, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-63871) and (333-46916) of our reports dated March 15, 2004 relating to the consolidated financial statements and schedule of I.C. Isaacs & Company, Inc. which appears in this Annual Report on Form 10-K for the year ended December 31, 2003.

                                                              BDO SEIDMAN, LLP

Bethesda, Maryland
March 29, 2004

                                      F-23